Exhibit 99.1

Purebase Terminates non-binding Term Sheet

IONE, CA, May 2, 2023 - Purebase Corporation (OTCPK: PUBC), (“Purebase”) a diversified mineral resource company, headquartered in Ione, California, has elected to terminate the non-binding Term Sheet with Fortera Corporation regarding the proposed construction of an onsite commercial manufacturing plant. As a result, Purebase currently intends to move forward with constructing a manufacturing facility to produce products on its own.

Scott Dockter, Purebase CEO stated: “A significant amount of time was spent to ensure that we evaluated the best path forward for developing Purebase’s manufacturing capabilities. As a result, Purebase intends to move forward with construction of its own manufacturing facility to produce carbon reducing Supplementary Cementitious Materials “SCM” products in Ione, CA.”

About Purebase Corporation

Purebase Corporation (OTCPK:PUBC) is a diversified resource company that acquires, develops, and markets minerals for use in the agriculture, construction, and other specialty industries.

Safe Harbor

This press release contains statements, which may constitute “forward-looking statements”. Those statements include statements regarding the intent, belief, or current plans or expectations of Purebase Corporation and members of its management team as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Risks and other important factors concerning Purebase’s business are described in the Company’s Annual Report on Form 10-K for the year ended November 30, 2022, and other periodic and current reports filed with the Securities and Exchange Commission. The Company is under no obligation to, and expressly disclaims any such obligation to update its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts

Emily Tirapelle - Purebase Corporation | emily.tirapelle@purebase.com.